Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125478, 333-150640, and 333-156390) of United Technologies Corporation of our report dated June 26, 2009 relating to the financial statements of the United Technologies Corporation Represented Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 26, 2009

16